INDEPENDENT AUDITORS' CONSENT

Merrill Lynch U.S. Treasury Money Fund:

We consent to the use in Post-Effective Amendment No. 6 to Registration Statement No. 33-37537 of our report dated January 5, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Princeton, New Jersey
March 27, 1996